Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V63630-P24489 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. You invested in TRINITY INDUSTRIES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 15, 2025. Get informed before you vote View the Notice, Proxy Statement, and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 1, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* May 15, 2025 8:30 AM CDT TRINITY INDUSTRIES, INC. 14221 N. DALLAS PARKWAY DALLAS, TEXAS 75254 TRINITY INDUSTRIES, INC. 14221 N. DALLAS PARKWAY, SUITE 1100 DALLAS, TX 75254 2025 Annual Meeting Vote by May 14, 2025 11:59 PM ET. For shares held in a Plan, vote by May 12, 2025 11:59 PM ET. TRINITY INDUSTRIES, INC.

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V63631-P24489 Voting Items Board Recommends THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. 1. Election of Directors Nominees: 1a. William P. Ainsworth For 1b. Robert C. Biesterfeld Jr. For 1c. John J. Diez For 1d. Leldon E. Echols For 1e. Veena M. Lakkundi For 1f. S. Todd Maclin For 1g. E. Jean Savage For 1h. Dunia A. Shive For 2. Advisory vote to approve named executive officer compensation. For 3. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. For NOTE: Any other matters that may properly come before the meeting or any adjournment thereof.